Exhibit 10.31

INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement, dated as of June 24, 2013 (this “Agreement”), is made and entered into by and among Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”), Oxford Resources GP, LLC, a Delaware limited liability company (the “GP” and, collectively with the Partnership, the “Partnership Parties”), C&T Coal, Inc., an Ohio corporation (“C&T Coal”), AIM Oxford Holdings, LLC, a Delaware limited liability company (“AIM” and, collectively with C&T Coal, the “Sponsor Holders”), and the lenders party to that certain Financing Agreement (the “Financing Agreement”) of even date herewith by and among Oxford Mining Company, LLC, the Partnership and each of its subsidiaries party thereto as guarantors, the lenders party thereto, and Obsidian Agency Services, Inc., as collateral agent and as administrative agent (the “Lenders”). The Lenders are sometimes referred to herein individually as an “Investor” and collectively as the “Investors,” and the loans issued pursuant to the Financing Agreement (including any other financial accommodations made by the Lenders thereunder) are referred to herein collectively as the “Loans.”

Capitalized terms used without definition herein shall have the meanings ascribed to them in the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “LP Agreement”).

WHEREAS, the Partnership Parties and the Investors are parties to:

(a)      certain warrants, each titled Warrant to Purchase General Partner Units, dated of even date herewith (as the same may be amended, restated or otherwise modified from time to time, the “GP Units Warrants”), pursuant to which the GP has issued to the Investors warrants to purchase 236.208072 Class B Units (subject to adjustment as provided therein) representing limited liability company interests in the GP (the “GP Units”);

(b)      certain warrants, each titled Warrant to Purchase Subordinated Units, dated of even date herewith (as the same may be amended, restated or otherwise modified from time to time, the “Subordinated Units Warrants”), pursuant to which the Partnership has issued to the Investors warrants to purchase 1,814,185 subordinated units (subject to adjustment as provided therein) representing limited partner interests in the Partnership (the “Subordinated Units”); and

(c)      certain warrants, each titled Warrant to Purchase Common Units, dated of even date herewith (as the same may be amended, restated or otherwise modified from time to time, the “Common Units Warrants,” and, collectively with the GP Units Warrants and the Subordinated Units Warrants, the “Warrants”), pursuant to which the Partnership has issued to the Investors warrants to purchase 1,955,666 common units (subject to adjustment as provided therein) representing limited partner interests in the Partnership (the “Common Units,” and, collectively with the GP Units and the Subordinated Units, the “Units”),).

WHEREAS, in connection with the issuance of the Warrants, as more fully set forth herein, the parties hereto have agreed to certain additional rights and obligations with respect to the securities to be issued upon exercise of the Warrants and the parties hereto have agreed to be bound by the obligations set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below:

“Affiliates” means, when used with respect to a specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person or (ii) a Relative of such specified Person or of an individual described in clause (i). A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities or other similar interests, by contract or otherwise. For purposes of this Agreement, in no event shall any of the Investors be considered an Affiliate of the Partnership, the GP, AIM or C&T Coal.

“Encumber” (and related words) means the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Applicable Law.

“Exempt Transfer” means any Transfer between an Investor and any of its Affiliates.

“Permitted Transfer” means, with respect to any Subordinated Units, any of the following: (i) any Transfer that is approved by the Board, in its sole and absolute discretion; (ii) any Transfer pursuant to Section 2(b) of this Agreement; (iii) any Transfer pursuant to Section 2(c) of this Agreement, (iv) any Transfer constituting a bona fide pledge of the Subordinated Units by an Investor or its Affiliates in connection with a bona fide margin account or any other margin loan entered into by the Investor or its Affiliates in the ordinary course of business, (v) any Transfer to the Partnership pursuant to the terms of the Warrants, (vi) any Exempt Transfer or (vii) any Transfer of Subordinated Units together with any of the Loans.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or governmental authority or any department or agency thereof.

“Relative” means, with respect to any individual, (i) such individual’s spouse, (ii) any direct descendant, parent, grandparent, great grandparent or sibling (in each case whether by blood or adoption) of such individual, and (iii) the spouse of an individual described in clause (ii).

“Transfer” (and related words) means, with respect to any Subordinated Units, a sale, assignment, transfer, conveyance, gift, exchange or other transfer thereof, whether such transfer be voluntary, involuntary or by operation of applicable law.

2. Rights of and Restrictions on Subordinated Units.

(a)     Restrictions on Transfer. In addition to any restrictions on transfer set forth in the LP Agreement, and notwithstanding anything therein to the contrary, unless and until converted into Common Units pursuant to the terms of the LP Agreement, any and all Subordinated Units issued to the Investors pursuant to the terms of the Subordinated Units Warrant may not be Transferred except pursuant to a Permitted Transfer. After any Transfer (including any Permitted Transfer), such Subordinated Units shall continue to be subject to the terms and conditions of this Agreement and the LP Agreement. The Sponsor Holders agree that after any Transfer of Subordinated Units by any Sponsor Holder or its Transferee, such Subordinated Units shall continue to be subject to the terms and conditions of this Agreement and the LP Agreement. Any Transferee of Subordinated Units shall be required as a condition to such Transfer to execute and deliver to all the parties hereto an instrument of succession agreeing to be bound by the terms hereof.

(b)     Tag Along Rights. Unless and until converted into Common Units pursuant to the terms of the LP Agreement, any and all Subordinated Units issued to the Investors pursuant to the terms of the Subordinated Units Warrant shall be subject to the tag along rights set forth in this Section 2(b).

(i)     If one or more Sponsor Holders or any of their Transferees desire to Transfer more than ten percent (10%) of the Subordinated Units held by the Sponsor Holders (the “Initiating Holders”) in a single transaction or a series of similar or related transactions to non-Affiliated third parties, the Initiating Holders shall give not less than ten (10) Business Days prior written notice of such intended Transfer to each of the Investors holding Subordinated Units and to the Partnership. Such notice (the “Participation Notice”) shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Subordinated Units proposed to be Transferred (the “Participation Securities”) by the Initiating Holders, the purchase price per Subordinated Unit proposed to be paid therefor and the payment terms and type of Transfer to be effectuated. Within five (5) Business Days following the delivery of the Participation Notice by the Initiating Holders to each of the Investors holding Subordinated Units and to the Partnership, each of the Investors holding Subordinated Units shall have the right, by notice in writing to the Initiating Holders and to the Partnership, to elect to Transfer to the purchasers in such proposed Transfer (upon the same terms and conditions as the Initiating Holders) the same percentage of Subordinated Units as the percentage of Subordinated Units the Initiating Holders are Transferring in the same transaction (such Investors holding Subordinated Units who so elect, collectively the “Participating Offerees”). The amount of Participation Securities to be Transferred by the Initiating Holders shall be ratably reduced to the extent necessary to provide for such sales of Subordinated Units by the Participating Offerees.

(ii)     At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Initiating Holders, together with all Participating Offerees, as the case may be, shall deliver to the proposed transferee certificates evidencing the Subordinated Units, if any and as applicable, to be sold, free and clear of all Encumbrances (other than encumbrances set forth in the LP Agreement, the limited liability company agreement of the GP, as amended or restated from time to time, or under applicable securities laws), together with unit powers duly endorsed, and the Initiating Holders and each such Participating Offeree shall receive in exchange therefor the same per-Subordinated Unit consideration in respect of such Subordinated Units which are Transferred by such Person in such proposed Transfer. In connection with any such Transfer, the representations and warranties of a Participating Offeree shall be limited to matters that relate specifically to such Participating Offeree such as due organization and authorization, no violation of laws, contracts or organizational documents, title and ownership and investor status, and such Participating Offeree shall have no obligation to make (i) representations and warranties as to the Partnership or other holders of Units or (ii) any non-competition or non-solicitation covenant or any agreement limiting the business in which the Participating Offeree (or its Affiliates) may engage; provided, however, that each Participating Offeree may be required to indemnify the transferee on a several and not joint basis on terms no less favorable than the indemnification provided by the Initiating Holders to the transferee (taking into account the relative ownership of Subordinated Units being Transferred in such transaction), which such indemnification liability for all matters shall not exceed the aggregate value of the consideration received by the Participating Offeree in connection with such Transfer.

(iii)     The provisions of this Section 2(b) shall not apply to other Permitted Transfers (excluding Transfers contemplated by clause (i) of the definition thereof).

(c) Drag Along Rights.

(i)     If one or more Sponsor Holders elect to Transfer to any Person or Persons that is not one of the Sponsor Holders or an Affiliate of either of the Sponsor Holders in a bona fide arms’-length transaction or a series of similar or related bona-fide arms’-length transactions at least the Requisite Amount of Subordinated Units (as defined below) held by the Sponsor Holders (a “Sale Event”), then, upon ten (10) Business Days written notice from the Sponsor Holders to each of the Investors holding Subordinated Units and to the Partnership, which notice shall include a description of all of the terms and conditions of the proposed Transfer, including the proposed time and place of closing, the consideration to be received, the identity of the purchaser (and its controlling owners) and the amount of the Sponsor Holders’ Subordinated Units to be Transferred, along with information that establishes that the Sponsor Holders’ Subordinated Units to be Transferred are equal to or greater than the Requisite Amount of Subordinated Units (the “Sale Request”), each of the Investors holding Subordinated Units shall be obligated to and shall (i) Transfer and deliver, or cause to be Transferred and delivered, to such Person the same percentage of Subordinated Units as the percentage of Subordinated Units the Sponsor Holders are Transferring in the same transaction at the closing thereof (and will deliver certificates for all of such Units, if any and as applicable, at the closing, free and clear of all Encumbrances (other than Encumbrances set forth in the LP Agreement, the limited liability company agreement of the GP, as amended or restated from time to time, or under applicable securities laws), together with unit powers duly endorsed); and (ii) execute, deliver and agree to be bound by the terms of any agreement for the Transfer of such Subordinated Units and any other agreement, instrument or certificates necessary to effectuate such Transfer, provided that, notwithstanding anything herein to the contrary, in connection with any Transfer pursuant to this Section 2(c)(i), the representations and warranties to be made by each such holder of Subordinated Units in such agreement shall be limited to matters that specifically relate to such holder such as due organization and authorization, no violation of laws, contracts or organizational documents, title and ownership and investor status, and each such holder of Subordinated Units shall have no obligation to make (i) representations and warranties as to the Partnership or others or (ii) any non-competition or non-solicitation covenant or any agreement limiting the business in which the holder of Subordinated Units (or its Affiliates) may engage, and provided, further, that each such holder of Subordinated Units may be required to indemnify the transferee on a several but not joint basis on terms no less favorable than the indemnification provided by the Sponsor Holders to the transferee (taking into account the relative ownership of Subordinated Units being Transferred in such transaction), which such indemnification liability for all matters shall not exceed the aggregate value of the consideration received by each such holder of Subordinated Units in connection with such Transfer. For purposes hereof, the “Requisite Amount of Subordinated Units” is (i) that number of Subordinated Units which, when combined with the Investors’ Subordinated Units being Transferred, is more than fifty percent (50%) of the outstanding Subordinated Units, where (ii) not less than thirty percent (30%) of the outstanding Subordinated Units being Transferred are held by a single Sponsor Holder and its Affiliates.

(ii)      The provisions of this Section 2(c) shall not apply to any Permitted Transfer.

(iii)      If the Sale Event has not occurred within 90 days of the date of the Sale Request, the provisions of Section 2(c)(i) applicable to such Sale Event shall, if such Sale Event is thereafter sought to be completed, be reapplied to such Sale Event.

(iv) If a Sale Event occurs, the Sponsor Holders may exercise their right under this Section 2(c) only if the consideration to be received in respect of Subordinated Units in connection with the Sale Event shall consist of only cash and/or such other securities or property which give rise only to income described in section 851(b)(2) of the Internal Revenue Code of 1986, as amended.

(d)     General Provisions Applicable to Section 2. Notwithstanding anything to the contrary herein, the following general provisions shall be applicable to Section 2:

(i)      In applying the provisions of this Section 2, each of the Investors shall be deemed to own as outstanding Subordinated Units all Subordinated Units which are subject to and would be issued upon exercise of the Subordinated Units Warrants held by such Investor assuming payment of the exercise price therefor in cash, and if by reason of the operation of the provisions of this Section 2 any of the Investors is transferring any Subordinated Units such Investor shall be required to exercise its Subordinated Units Warrants with payment of the exercise price in cash if and to the extent necessary to have issued to it sufficient Subordinated Units to enable it to consummate such transfer of such Subordinated Units.

(ii)      For the avoidance of doubt, the provisions of this Section 2 apply to Subordinated Units only and not to Common Units or GP Units.

3. Voting Restrictions on Common Units Held by Investors.

(a)     From the date of this Agreement until the date that the Investors cease to hold any Common Units, the Investors hereby grant an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy, to AIM or its designees, to vote, with respect to any matter (including waivers of contractual or statutory rights), all Common Units held by the Investors, in proportion to the votes cast by all other holders of Common Units entitled to vote or consent to such matter; provided that the foregoing shall not apply to any matter that (i) specifically relates to the rights of the holders of Warrants or Units issuable upon exercise of the Warrants or (ii) affects the holders of Warrants or Units issuable upon exercise of the Warrants in a manner disproportionately and adversely to other holders of the same type of Units.

(b)     The Investors acknowledge and agree (on behalf of themselves and each of their Affiliates) that AIM will be irreparably damaged in the event any of the provisions of this Section 3 are not performed by the Investors in accordance with their terms or are otherwise breached. Accordingly, it is agreed that AIM shall be entitled to an injunction to prevent breaches of this Section 3 and to specific enforcement of the provisions of this Section 3 in any action instituted in any court of the United States or any state having subject matter jurisdiction over such action.

(c)     For the avoidance of doubt, the provisions of this Section 3 (i) apply to Common Units only and not to Subordinated Units or GP Units, (ii) shall not apply to Common Units (A) from and after the time in which they are owned by Persons other than the Investors or their Affiliates or (B) with respect to any Investor after such time as such Investor or its Affiliates no longer hold any Loans and (iii) shall not apply to any Common Units otherwise held, owned or acquired by the Investors or their Affiliates through means other than the exercise of the Common Unit Warrants.

4. [Omitted.]

5. Limited Preemptive Right for Subordinated Securities.

(a)     Establishment of Preemptive Right. If the Partnership offers to issue or sell any Subordinated Units (or any securities containing options, warrants or rights to acquire Subordinated Units or any securities convertible or exchangeable for Subordinated Units) (“Subordinated Securities”) to any Person (an “Acquiring Person”), the Partnership shall offer to sell to the Investors a portion of such Subordinated Securities equal to the quotient determined by dividing (i) the number of Subordinated Units held by such Investor at such time by (ii) the total number of Subordinated Units outstanding immediately prior to such issuance (a “Preemptive Right”). Each Investor shall be entitled to purchase such Subordinated Securities on the same terms and conditions as are offered to the Acquiring Person; provided that, if the consideration is in any form other than cash, the Investor shall have the right to exercise the Preemptive Right by purchasing such Subordinated Securities with cash having a value equivalent to the value attributed to the non-cash consideration being paid to the Partnership by the Acquiring Person (as determined by mutual agreement of the Partnership and the participating Investors).

(b)     Preemptive Rights Notice. The Partnership shall send written notice of a Preemptive Right (the “Preemptive Rights Notice”) to each Investor. The Preemptive Rights Notice shall set forth all of the terms and conditions of the Preemptive Right.

(c)     Exercise of Inclusion Right. Each Investor shall have the right, exercisable by delivery of notice to the Partnership at any time within 20 days of delivery of the Preemptive Rights Notice, to exercise all or part of its Preemptive Right.

(d)     Closing. The Acquiring Person and the Investors shall make their purchase of all of their respective Subordinated Securities proposed to be purchased by them from the Partnership at not less than the price and upon terms and conditions, if any, not more favorable, individually and in the aggregate, from the Partnership than those in the Preemptive Rights Notice at the time and place provided for closing in the Preemptive Rights Notice, or at such other time and/or place as the Investors, the Acquiring Person and the Partnership shall agree.

(e)     If the sale or issuance giving rise to the Preemptive Right has not occurred within 60 days of the date of the Preemptive Rights Notice, the provisions of this Section 5 shall, if such issuance or sale is thereafter sought to be completed, be reapplied to such issuance or sale.

6. Miscellaneous Provisions.

(a)     Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Partnership, the GP, AIM, C&T Coal and the Investors, provided that this Agreement may be amended, modified or supplemented by written agreement of AIM and the Investors only if such amendment, modification or supplement does not affect the rights of either the Partnership or the GP.

(b)     Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c)     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to the Partnership or the GP, to:

Oxford Resource Partners, LP
41 South High Street, Suite 3450
Columbus, Ohio 43215
Attention: Chief Legal Officer

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77006
Attention: William N. Finnegan IV

If to AIM, to:

AIM Oxford Holdings, LLC
950 Tower Lane, Suite 800
Foster City, California 94404
Attention: Matthew P. Carbone and Brian D. Barlow

with copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: David P. Oelman

If to C&T Coal:

C&T Coal, Inc.

41 South High Street

Suite 3450

Columbus, Ohio 43215

Attention: Charles C. Ungurean, President

with copies (which shall not constitute notice) to:

Squire Sanders (US) LLP

2000 Huntington Center

41 South High Street

Columbus Ohio 43215

Attention: Donald W. Hughes

If to any Investor, to the address set forth on such Investor’s signature page hereto

(d)     Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law, without the prior written consent of the other parties hereto (which may be withheld in the sole discretion of any such party); provided that any Transferee of any Units in a Permitted Transfer shall automatically succeed to the rights and obligations of the Transferor thereof.

(e)     Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of Delaware) as to all matters, including matters of validity, construction, effect, performance and remedies. The parties irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. The parties irrevocably consent to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The parties irrevocably waive any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(f)     Facsimiles; Counterparts. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

(g)     Entire Agreement. This Agreement and the Warrants constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to such subject matter.

(h)     Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(i)     Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party or any of its Affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any liability (or otherwise) against any party hereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

OXFORD RESOURCE PARTNERS, LP

By: Oxford Resources GP, LLC, its

        general partner

By:/s/ Daniel M. Maher
Name: Daniel M. Maher
Title: Senior Vice President

OXFORD RESOURCES GP, LLC

By:/s/ Daniel M. Maher
Name: Daniel M. Maher
Title: Senior Vice President

Signature Page to Investors' Rights Agreement

AIM OXFORD HOLDINGS, LLC By: AIM Coal, LLC, its Manager By:/s/ Matthew P. Carbone Name: Matthew P. Carbone Title: Member

Signature Page to Investors' Rights Agreement

C&T Coal, Inc. By:/s/ Charles C. Ungurean Name: Charles C. Ungurean Title: President

Signature Page to Investors' Rights Agreement

TENNENBAUM OPPORTUNITIES PARTNERS V, LP By: Tennenbaum Capital Partners, LLC, its Investment Manager By: /s/ Howard M. Levkowitz Name: Howard M. Levkowitz Title: Managing Partner

Signature Page to Investors' Rights Agreement

TENNENBAUM OPPORTUNITIES FUND VI, LLC By: Tennenbaum Capital Partners, LLC, its Investment Manager By: /s/ Howard M. Levkowitz Name: Howard M. Levkowitz Title: Managing Partner

Signature Page to Investors' Rights Agreement

OXFORD RESOURCE HOLDINGS, LLC

By TENNENBAUM OPPORTUNITIES PARTNERS V, LP

       Its Member

       By Tennenbaum Capital Partners, LLC

        Its Investment Manager

By: /s/ Howard M. Levkowitz

Name: Howard M. Levkowitz

Title: Managing Partner

By TENNENBAUM OPPORTUNITIES FUND

VI, LLC

       Its Member

       By Tennenbaum Capital Partners, LLC

        Its Investment Manager

By: /s/ Howard M. Levkowitz

Name: Howard M. Levkowitz

Title: Managing Partner

Signature Page to Investors' Rights Agreement